                                FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                    RASC SERIES 2006-KS4 TRUST
----------------------------------------------------------------------------------------------
                                         (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

Supplemental

$ 680,761,000 (APPROXIMATE)

RASC SERIES 2006-KS4 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS4

May 22, 2006

                           CITIGROUP [OBJECT OMITTED]][GRAPHIC OMITTED]

     ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH CITIGROUP GLOBAL MARKETS INC.

EXPECTED TIMING:      Pricing Date:              On or about  May 24, 2006
                      Settlement Date:           On or about  May 30, 2006
                      First Payment Date:        June 26, 2006

STRUCTURE:            Fixed and ARMs:            $ 700,371,495 Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           Moody's and S&P

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Citigroup Global Markets
Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc.
("Citigroup") based on information with respect to the mortgage loans provided by
Residential Funding Corporation ("RFC") and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC
FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ
THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY
GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE  IF YOU  REQUEST  IT BY  CALLING
TOLL-FREE (877) 858-5407.

The certificates  may not be suitable for all investors.  Citigroup and its affiliates may acquire, hold or sell positions in these certificates,  or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and
Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.
The issuing entity  is not obligated to issue such certificate or any similar certificate and Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity  for the applicable series and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary,  and will be superseded by the  preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you solely to provide you with information about the offering of the certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  certificates, when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the certificates,  and you will not have any contractual  commitment to
purchase  any  of  the  certificates   until  after  you  have  received  the  preliminary
prospectus.  You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing  prospectus  supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted
herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigoup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments.
In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below.  Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor

                                       NET WAC SCHEDULE
                                     [Subject to Change]

------------- ---------- ----------- ---------- ---------- -----------
              NET WAC                           NET WAC
              RATE %     EFFECTIVE              RATE %     EFFECTIVE
   PERIOD        (1)     RATE % (2)   PERIOD       (1)     RATE % (2)
------------- ---------- ----------- ---------- ---------- -----------
     1          9.00       14.00        39        9.70       14.00
     2          7.57       14.00        40        9.70       14.00
     3          7.49       14.00        41        9.95       14.00
     4          7.49       14.00        42        9.70       14.00
     5          7.58       14.00        43        9.95       14.00
     6          7.50       14.00        44        9.69       14.00
     7          7.59       14.00        45        9.75       12.16
     8          7.51       14.00        46        10.79      13.46
     9          7.51       14.00        47        9.74       12.19
     10         7.83       14.00        48        10.06      12.63
     11         7.52       14.00        49        9.73       12.24
     12         7.63       14.00        50        10.05      12.63
     13         7.53       14.00        51        9.72       12.22
     14         7.65       14.00        52        9.72       12.21
     15         7.54       14.00        53        10.04      12.62
     16         7.55       14.00        54        9.71       12.24
     17         7.69       14.00        55        10.03      12.66
     18         7.58       14.00        56        9.70       12.24
     19         7.77       14.00        57        9.70       12.23
     20         7.70       14.00        58        10.74      13.54
     21         7.78       14.00        59        9.70       12.22
     22         8.23       14.00        60        10.02      12.62
     23         8.39       14.00        61        9.69       12.20
     24         9.40       14.00        62        10.01      12.59
     25         9.44       14.00        63        9.68       12.17
     26         9.66       14.00        64        9.67       12.16
     27         9.45       14.00        65        9.99       12.56
     28         9.46       14.00        66        9.66       12.14
     29         9.72       14.00        67        9.98       12.53
     30         9.49       14.00        68        9.65       12.11
     31         9.73       14.00        69        9.64       12.10
     32         9.49       14.00        70        10.30      12.92
     33         9.50       14.00        71        9.63       12.07
     34         10.27      14.00        72        9.95       12.46
     35         9.56       14.00        73        9.62       12.04
     36         9.90       14.00
     37         9.70       14.00
     38         9.95       14.00
------------- ---------- ----------- ---------- ---------- -----------

NOTES:
   (1)  Assumes 1-month LIBOR remains constant at 5.09%, 6-month LIBOR remains constant at
      5.29%, 1-year LIBOR remains constant at 5.41%, 1-year TSY remains constant at 5.00%, no losses, and run at the pricing speed to call.  Includes net payments, if any, to the
      Swap Provider and the Net WAC Rate is capped at 14.00% per annum.
   (2)  Assumes all indices remain constant at 20.00%, no losses, and run at the pricing speed to call.  Includes net payments, if any, to the Swap Provider and the Effective
      Rate is capped at 14.00% per annum.

                                  CLASS A SENSITIVITY ANALYSIS
                                         TO 10% CALL

------------------------- ---------- ---------- ---------- ---------- ----------- ----------
PREPAYMENT ASSUMPTIONS     0% PPC     50% PPC    75% PPC   100% PPC    125% PPC   150% PPC
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-1
Avg. Life (yrs)             14.69      1.64       1.22       1.00        0.85       0.74
Principal Window
(Months)                   1 - 263    1 - 37     1 - 26     1 - 22      1 - 18     1 - 15
Principal Window
(Months)                     263        37         26         22          18         15
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-2
Avg. Life (yrs)             23.42      3.85       2.55       2.00        1.72       1.49
Principal Window
(Months)                  263 - 303   37 - 60    26 - 40    22 - 27    18 - 23     15 - 21
Principal Window
(Months)                     41         24         15          6          6           7
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-3
Avg. Life (yrs)             27.04      7.23       4.79       3.00        2.17       1.89
Principal Window
(Months)                  303 - 344  60 - 124    40 - 82    27 - 60    23 - 30     21 - 25
Principal Window
(Months)                     42         65         43         34          8           5
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-4
Avg. Life (yrs)             29.08      12.1       7.99       5.87        3.03       2.24
Principal Window
(Months)                  344 - 350  124 - 150   82 - 99    60 - 73    30 - 56     25 - 30
Principal Window
(Months)                      7         27         18         14          27          6
------------------------- ---------- ---------- ---------- ---------- ----------- ----------

                                  CLASS M SENSITIVITY ANALYSIS
                                         TO 10% CALL

------------------------- ---------- ---------- ---------- ---------- ----------- ----------
PREPAYMENT ASSUMPTIONS     0% PPC     50% PPC    75% PPC   100% PPC    125% PPC   150% PPC
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-1
Avg. Life (yrs)             27.24      8.24       5.50       4.67        4.65       3.42
Principal Window
(Months)                  286 - 350  49 - 150    39 - 99    47 - 73    56 - 56     30 - 44
Principal Window
(Months)                     65         102        61         27          1          15
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-2
Avg. Life (yrs)             27.24      8.24       5.50       4.49        4.57       3.65
Principal Window
(Months)                  286 - 350  49 - 150    38 - 99    43 - 73    51 - 56     44 - 44
Principal Window
(Months)                     65         102        62         31          6           1
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-3
Avg. Life (yrs)             27.24      8.24       5.49        4.4        4.23       3.59
Principal Window
(Months)                  286 - 350  49 - 150    38 - 99    42 - 73    48 - 56     41 - 44
Principal Window
(Months)                     65         102        62         32          9           4
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-4
Avg. Life (yrs)             27.24      8.24       5.49       4.36        4.05       3.40
Principal Window
(Months)                  286 - 350  49 - 150    38 - 99    41 - 73    45 - 56     39 - 44
Principal Window
(Months)                     65         102        62         33          12          6
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-5
Avg. Life (yrs)             27.24      8.24       5.48       4.32        3.92       3.26
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    40 - 73    43 - 56     37 - 44
Principal Window
(Months)                     65         102        63         34          14          8
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-6
Avg. Life (yrs)             27.24      8.24       5.48       4.29        3.83       3.16
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    39 - 73    42 - 56     35 - 44
Principal Window
(Months)                     65         102        63         35          15         10
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-7
Avg. Life (yrs)             27.24      8.24       5.48       4.27        3.75       3.08
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    39 - 73    40 - 56     34 - 44
Principal Window
(Months)                     65         102        63         35          17         11
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-8
Avg. Life (yrs)             27.24      8.24       5.48       4.24        3.69       3.02
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    38 - 73    39 - 56     33 - 44
Principal Window
(Months)                     65         102        63         36          18         12
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-9
Avg. Life (yrs)             27.24      8.24       5.48       4.24        3.65       2.98
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    38 - 73    39 - 56     32 - 44
Principal Window
(Months)                     65         102        63         36          18         13
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-10
Avg. Life (yrs)             27.24      8.24       5.48       4.23        3.61       2.94
Principal Window
(Months)                  286 - 350  49 - 150    37 - 99    37 - 73    38 - 56     32 - 44
Principal Window
(Months)                     65         102        63         37          19         13
------------------------- ---------- ---------- ---------- ---------- ----------- ----------

                                 CLASS A SENSITIVITY ANALYSIS
                                         TO MATURITY

------------------------- ---------- ---------- ---------- ---------- ----------- ----------
PREPAYMENT ASSUMPTIONS     0% PPC     50% PPC    75% PPC   100% PPC    125% PPC   150% PPC
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-1
Avg. Life (yrs)             14.69      1.64       1.22       1.00        0.85       0.74
Principal Window
(Months)                   1 - 263    1 - 37     1 - 26     1 - 22      1 - 18     1 - 15
Principal Window
(Months)                     263        37         26         22          18         15
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-2
Avg. Life (yrs)             23.42      3.85       2.55       2.00        1.72       1.49
Principal Window
(Months)                  263 - 303   37 - 60    26 - 40    22 - 27    18 - 23     15 - 21
Principal Window
(Months)                     41         24         15          6          6           7
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-3
Avg. Life (yrs)             27.04      7.23       4.79       3.00        2.17       1.89
Principal Window
(Months)                  303 - 344  60 - 124    40 - 82    27 - 60    23 - 30     21 - 25
Principal Window
(Months)                     42         65         43         34          8           5
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS A-4
Avg. Life (yrs)             29.36      14.93      10.14      7.44        3.67       2.24
Principal Window
(Months)                  344 - 359  124 - 303  82 - 222   60 - 168    30 - 130    25 - 30
Principal Window
(Months)                     16         180        141        109        101          6
------------------------- ---------- ---------- ---------- ---------- ----------- ----------

                                 CLASS M SENSITIVITY ANALYSIS
                                         TO MATURITY

------------------------- ---------- ---------- ---------- ---------- ----------- ----------
PREPAYMENT ASSUMPTIONS     0% PPC     50% PPC    75% PPC   100% PPC    125% PPC   150% PPC
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-1
Avg. Life (yrs)             27.33      9.06       6.12       5.11        6.22       5.45
Principal Window
(Months)                  286 - 359  49 - 268   39 - 188   47 - 141    61 - 109   30 - 104
Principal Window
(Months)                     74         220        150        95          49         75
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-2
Avg. Life (yrs)             27.32      9.04       6.09       4.92        4.98       4.38
Principal Window
(Months)                  286 - 358  49 - 259   38 - 180   43 - 135    51 - 104    45 - 82
Principal Window
(Months)                     73         211        143        93          54         38
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-3
Avg. Life (yrs)             27.32      9.01       6.07       4.81        4.55       3.86
Principal Window
(Months)                  286 - 358  49 - 248   38 - 174   42 - 128    48 - 98     41 - 78
Principal Window
(Months)                     73         200        137        87          51         38
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-4
Avg. Life (yrs)             27.32      8.98       6.04       4.75        4.36       3.64
Principal Window
(Months)                  286 - 358  49 - 240   38 - 167   41 - 123    45 - 95     39 - 75
Principal Window
(Months)                     73         192        130        83          51         37
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-5
Avg. Life (yrs)             27.32      8.95       6.01       4.70        4.21       3.49
Principal Window
(Months)                  286 - 358  49 - 232   37 - 161   40 - 118    43 - 91     37 - 72
Principal Window
(Months)                     73         184        125        79          49         36
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-6
Avg. Life (yrs)             27.32      8.90       5.97       4.64        4.10       3.38
Principal Window
(Months)                  286 - 357  49 - 223   37 - 153   39 - 112    42 - 86     35 - 68
Principal Window
(Months)                     72         175        117        74          45         34
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-7
Avg. Life (yrs)             27.31      8.83       5.92       4.58        3.99       3.27
Principal Window
(Months)                  286 - 357  49 - 211   37 - 145   39 - 106    40 - 82     34 - 64
Principal Window
(Months)                     72         163        109        68          43         31
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-8
Avg. Life (yrs)             27.31      8.73       5.85       4.50        3.89       3.18
Principal Window
(Months)                  286 - 356  49 - 198   37 - 135    38 - 99    39 - 76     33 - 60
Principal Window
(Months)                     71         150        99         62          38         28
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-9
Avg. Life (yrs)             27.30      8.60       5.75       4.42        3.79       3.10
Principal Window
(Months)                  286 - 355  49 - 183   37 - 124    38 - 91    39 - 70     32 - 55
Principal Window
(Months)                     70         135        88         54          32         24
------------------------- ---------- ---------- ---------- ---------- ----------- ----------
CLASS M-10
Avg. Life (yrs)             27.28      8.44       5.63       4.32        3.69       3.00
Principal Window
(Months)                  286 - 354  49 - 170   37 - 113    37 - 83    38 - 64     32 - 50
Principal Window
(Months)                     69         122        77         47          27         19
------------------------- ---------- ---------- ---------- ---------- ----------- ----------

                                      BREAK-EVEN TABLES
----------------------------- -------------- -------------

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-1
       CDR BREAK3 (%)             31.21         31.12
         WAL (YRS)                5.85           5.85
       COLL LOSS (%)              21.82         21.79

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-2
       CDR BREAK3 (%)             24.68         24.57
         WAL (YRS)                6.65           6.67
       COLL LOSS (%)              18.78         18.72

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-3
       CDR BREAK3 (%)             21.36         21.23
         WAL (YRS)                7.94           7.95
       COLL LOSS (%)              17.01         16.94

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-4
       CDR BREAK3 (%)             18.59         18.46
         WAL (YRS)                8.54           8.57
       COLL LOSS (%)              15.41         15.34

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-5
       CDR BREAK3 (%)             16.22         16.08
         WAL (YRS)                9.11           9.13
       COLL LOSS (%)              13.94         13.85

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-6
       CDR BREAK3 (%)             14.04         13.89
         WAL (YRS)                9.61           9.63
       COLL LOSS (%)              12.48         12.38

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-7
       CDR BREAK3 (%)             12.12         11.96
         WAL (YRS)                10.19         10.19
       COLL LOSS (%)              11.11         11.00

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-8
       CDR BREAK3 (%)             10.39         10.22
         WAL (YRS)                10.72         10.70
       COLL LOSS (%)              9.81           9.67

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-9
       CDR BREAK3 (%)             9.12           8.95
         WAL (YRS)                11.66         11.66
       COLL LOSS (%)              8.80           8.66

----------------------------- -------------- -------------
----------------------------- -------------- -------------
            M-10
       CDR BREAK3 (%)             8.26           8.10
         WAL (YRS)                12.54         12.61
       COLL LOSS (%)              8.09           7.95

----------------------------- -------------- -------------
(1)   Assumes  1-month LIBOR remains  constant at 5.09%,  6-month LIBOR remains  constant at 5.29%,  1-year LIBOR remains  constant at 5.41%,  1-year TSY remains constant at
      5.00% and run at the pricing  speed to  maturity.  Assumes  principal  and interest advancing,  40%  severity  rate with a 12 month lag,  triggers are in effect at all times, and defaults in addition to prepays.
(2)   Assumes  1-month Forward LIBOR and 6-month  Forward LIBOR  instantaneously  and run at the pricing speed to maturity.  Assumes  principal and interest  advancing,  40%
      severity  rate  with a 12 month  lag,  triggers  are in effect  at all  times,  and defaults in addition to prepays.
(3)   CDR Break means last CDR before bonds receive first  principal  dollar loss (with a
      0.01% increment).

                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                          RASC SERIES 2006-KS4 TRUST
----------------------------------------------------------------------------------------------------

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                  GMAC RFC  [GRAPHIC OMITTED][GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

Part II of II

$ 680,761,000 (APPROXIMATE)

RASC SERIES 2006-KS4 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS4

May 22, 2006

                          CITIGROUP  [OBJECT OMITTED]][GRAPHIC OMITTED]

        ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH CITIGROUP GLOBAL MARKETS INC.

EXPECTED TIMING:      Pricing Date:              On or about May 24, 2006
                      Settlement Date:           On or about May 30, 2006
                      First Payment Date:        June 26, 2006

STRUCTURE:            Fixed and ARMs:            $700,371,495  Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           Moody's and S&P

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc.
("Citigroup") based on information with respect to the mortgage loans provided by Residential
Funding Corporation ("RFC") and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
OFFERING  TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE
PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE
DOCUMENTS  AT NO CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,
THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO
SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (877) 858-5407.

The  certificates  may not be suitable  for all  investors.  Citigroup  and its  affiliates  may acquire, hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and
Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity  for the applicable series and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is  preliminary,  and will be superseded by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you  solely to provide you with  information  about the offering of the  certificates  referred to in this free writing  prospectus  and to solicit  an offer to  purchase  the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer  to  purchase  certificates.  We  will  not  accept  any  offer  by  you to  purchase  the certificates,  and  you  will  not  have  any  contractual  commitment  to  purchase  any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw your offer  to  purchase  certificates  at any  time  prior  to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigroup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below.  Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor

AGGREGATE COLLATERAL SUMMARY
*The statistical information relating to the
Mortgage Loans presented
in this section is subject to a variance of +/-
10%.
SUMMARY                                                                      TOTAL   MINIMUM   MAXIMUM
Aggregate Current Principal Balance                                $700,371,495.32  $12,990.72$800,000
Number of Mortgage Loans                                                     4,858

Average Current Principal Balance                                      $144,168.69
Weighted Average Original Loan-to-Value                                     81.92%     6.00%   100.00%
Weighted Average Mortgage Rate                                               8.42%     5.30%    14.13%
Weighted Average Net Mortgage Rate                                           7.93%     4.86%    13.61%
Weighted Average Note Margin                                                 5.82%     1.25%     9.53%
Weighted Average Maximum Mortgage Rate                                      14.54%    11.30%    22.50%
Weighted Average Minimum Mortgage Rate                                       7.03%     1.25%    12.28%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                        24         4        58
Weighted Average Remaining Term to Stated Maturity
(months)                                                                       354       111       360
Weighted Average Credit Score                                                  623       482       804

Weighted Average reflected in Total
                                                                                    PERCENT OF
                                                                                    CUT-OFF DATE
                                                     RANGE                          PRINCIPAL BALANCE
Product Type                                         Hybrid/ARM                       86.50%
                                                     Fixed                            13.50%

Lien                                                 First                            97.92%
                                                     Second                            2.08%

Property Type                                        Single-family detached           78.04%
                                                     Townhouse                         1.14%
                                                     Condo-Low-Rise(Less than 5
                                                     stories)                          4.22%
                                                     Condo Mid-Rise (5 to 8
                                                     stories)                          0.07%
                                                     Condo High-Rise (9 stories
                                                     or more)                          0.12%
                                                     Manufactured                      0.12%
                                                     Planned Unit Developments
                                                     (detached)                        9.88%
                                                     Planned Unit Developments
                                                     (attached)                        2.59%
                                                     Two-to-four family units          3.66%
                                                     Leasehold                         0.05%

Occupancy Status                                     Primary Residence                93.80%
                                                     Second/Vacation                   2.11%
                                                     Non Owner Occupied                4.09%

Documentation Type                                   Full Documentation              53.55%
                                                     Stated Documentation            41.64%
                                                     Fast Documentation              4.35%
                                                     Lite Documentation              0.45%
                                                     No Documentation                0.02%

Loans with Prepayment penalties                                                       68.52%

Interest Only Percentage                                                              16.09%

Loans serviced by Homecomings                                                         24.65%

                                 LIEN POSITION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LIEN POSITION                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
First Lien                            4,509    685,813,942      97.92    152,099        622      81.54

Second Lien                             349     14,557,553       2.08     41,712        653      99.60
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PRODUCT TYPE                       OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
ARM NON-HYBRID                            4        503,657       0.07    125,914        713     77.98%
FIXED - 10 YR                             4        180,174       0.03     45,044        650      61.53
FIXED - 15 YR                            57      3,680,474       0.53     64,570        629      76.23
FIXED - 20 YR                            19      1,177,627       0.17     61,980        655      84.39
FIXED - 25 YR                             2        187,418       0.03     93,709        583      83.67
FIXED - 25 YR IO                          1        566,980       0.08    566,980        707      90.00
FIXED - 30 YR                           668     71,087,204      10.15    106,418        634      81.70
FIXED - 30 YR IO                         11      1,821,935       0.26    165,630        653      86.53
FIXED BALLOON 15/30                     262     11,795,254       1.68     45,020        652      97.66
FIXED BALLOON 30/40                      18      4,043,259       0.58    224,626        625      79.17
HYBRID 2 YRS FIXED                    2,827    418,942,348      59.82    148,193        613      81.53
HYBRID 2 YRS FIXED IO                   450     98,606,687      14.08    219,126        648      81.89
HYBRID 2 YRS FIXED BALLOON               66     14,826,650       2.12    224,646        624      85.47
HYBRID 3 YRS FIXED                      398     56,356,906       8.05    141,600        619      81.49
HYBRID 3 YRS FIXED IO                    39      8,734,126       1.25    223,952        656      80.70
HYBRID 3 YRS FIXED BALLOON                6      1,435,267       0.20    239,211        614      84.93
HYBRID 5 YRS FIXED                       16      3,463,000       0.49    216,438        628      82.13
HYBRID 5 YRS FIXED IO                    10      2,962,532       0.42    296,253        661      79.01
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                     CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                            % OF       AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  ORIGINAL
CREDIT SCORE RANGE                 OF LOANS     BALANCE      BALANCE    BALANCE      LTV
---------------------------------- --------- -------------- ---------- ---------- ----------
482 - 500                                10        853,309       0.12     85,331      66.54
501 - 525                               125     15,045,801       2.15    120,366      70.25
526 - 550                               272     34,611,934       4.94    127,250      73.63
551 - 575                               493     68,315,307       9.75    138,571      80.45
576 - 600                               944    122,262,208      17.46    129,515      82.63
601 - 625                             1,111    161,752,861      23.10    145,592      83.21
626 - 650                               768    119,691,975      17.09    155,849      82.49
651 - 675                               481     71,248,386      10.17    148,126      82.88
676 - 700                               180     28,721,083       4.10    159,562      84.15
701 - 725                               256     41,497,037       5.93    162,098      83.49
726 - 750                               133     22,067,168       3.15    165,919      82.59
751 - 775                                53      9,518,369       1.36    179,592      83.37
776 - 800                                27      3,644,632       0.52    134,986      78.16
801 - 804                                 5      1,141,425       0.16    228,285      81.29
TOTAL:                                4,858   $700,371,495    100.00%   $144,169     81.92%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
623
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE     NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
($)                                OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
13,000.00 - 25,000.00                 85       1,780,409      0.25      20,946       627       96.39
25,000.01 - 50,000.00                278      10,989,256      1.57      39,530       617       84.15
50,000.01 - 75,000.00                954      58,070,342      8.29      60,870       612       80.68
75,000.01 - 100,000.00               651      57,110,375      8.15      87,727       615       80.66
100,000.01 - 125,000.00              615      69,109,724      9.87      112,374      617       81.83
125,000.01 - 150,000.00              560      76,366,778      10.90     136,369      615       82.17
150,000.01 - 175,000.00              394      63,600,185      9.08      161,422      621       82.11
175,000.01 - 200,000.00              313      58,824,276      8.40      187,937      622       81.73
200,000.01 - 225,000.00              208      44,134,569      6.30      212,185      623       81.50
225,000.01 - 250,000.00              180      42,727,433      6.10      237,375      623       82.00
250,000.01 - 275,000.00              132      34,534,690      4.93      261,626      624       81.21
275,000.01 - 300,000.00              102      29,225,384      4.17      286,523      629       82.33
300,000.01 - 333,700.00               91      28,900,834      4.13      317,592      626       84.23
333,700.01 - 350,000.00               52      17,731,611      2.53      340,993      626       80.90
350,000.01 - 400,000.00              115      42,954,992      6.13      373,522      634       82.84
400,000.01 - 500,000.00               78      35,031,647      5.00      449,124      636       82.19
500,000.01 - 600,000.00               32      17,278,162      2.47      539,943      670       83.65
600,000.01 - 700,000.00               14       8,942,072      1.28      638,719      662       80.46
700,000.01 - 800,000.00               4        3,058,758      0.44      764,689      618       79.31
TOTAL:                              4,858    $700,371,495    100.00%   $144,169      623      81.92%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $144,169
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                              NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NET MORTGAGE RATES (%)             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
4.501 - 5.000                         1         171,710       0.02      171,710      725       42.00
5.001 - 5.500                         10       2,135,131      0.30      213,513      697       82.01
5.501 - 6.000                         59      14,681,661      2.10      248,842      660       79.45
6.001 - 6.500                        171      38,370,024      5.48      224,386      654       77.45
6.501 - 7.000                        355      63,039,043      9.00      177,575      639       77.93
7.001 - 7.500                        814      138,084,791     19.72     169,637      633       79.14
7.501 - 8.000                        892      137,939,237     19.70     154,640      627       80.80
8.001 - 8.500                        947      131,865,020     18.83     139,245      615       83.69
8.501 - 9.000                        590      79,086,756      11.29     134,045      604       85.55
9.001 - 9.500                        434      51,293,499      7.32      118,188      594       85.88
9.501 - 10.000                       207      21,512,627      3.07      103,926      597       85.65
10.001 - 10.500                      120       9,811,193      1.40      81,760       603       85.44
10.501 - 11.000                       77       5,108,426      0.73      66,343       621       91.72
11.001 - 11.500                       84       3,756,176      0.54      44,716       633       95.84
11.501 - 12.000                       50       1,991,935      0.28      39,839       620       99.01
12.001 - 12.500                       25        694,822       0.10      27,793       607       99.76
12.501 - 13.000                       11        508,886       0.07      46,262       585      100.00
13.001 - 13.500                       9         267,273       0.04      29,697       592      100.00
13.501 - 14.000                       2         53,286        0.01      26,643       591      100.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.925% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                          MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MORTGAGE RATE (%)                  OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
5.001 - 5.500                         3         573,310       0.08      191,103      736       54.94
5.501 - 6.000                         18       4,071,485      0.58      226,194      675       82.20
6.001 - 6.500                         65      16,453,559      2.35      253,132      660       80.03
6.501 - 7.000                        180      39,713,941      5.67      220,633      655       77.54
7.001 - 7.500                        393      68,385,279      9.76      174,008      639       77.59
7.501 - 8.000                        842      142,439,238     20.34     169,168      634       79.53
8.001 - 8.500                        868      130,898,120     18.69     150,804      624       81.09
8.501 - 9.000                        939      129,443,424     18.48     137,852      613       83.65
9.001 - 9.500                        541      73,922,524      10.55     136,641      603       85.55
9.501 - 10.000                       439      52,436,495      7.49      119,445      594       85.89
10.001 - 10.500                      190      19,402,572      2.77      102,119      594       85.31
10.501 - 11.000                      124      10,391,648      1.48      83,804       603       85.03
11.001 - 11.500                       74       4,914,167      0.70      66,408       620       91.75
11.501 - 12.000                       83       3,623,582      0.52      43,658       634       95.69
12.001 - 12.500                       52       2,177,885      0.31      41,882       619       99.09
12.501 - 13.000                       25        694,822       0.10      27,793       607       99.76
13.001 - 13.500                       11        508,886       0.07      46,262       585      100.00
13.501 - 14.000                       9         267,273       0.04      29,697       592      100.00
14.001 - 14.125                       2         53,286        0.01      26,643       591      100.00
TOTAL:                              4,858    $700,371,495    100.00%   $144,169      623      81.92%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.424% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                            ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                            % OF       AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT
ORIGINAL LTV RATIO (%)             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE
---------------------------------- --------- -------------- ---------- ---------- ----------
6-10                                      2        179,941       0.03     89,970        672
11-15                                     5        289,374       0.04     57,875        586
16 - 20                                   8        511,287       0.07     63,911        585
21 - 25                                   8        443,488       0.06     55,436        585
26 - 30                                  12      1,090,536       0.16     90,878        582
31 - 35                                  15      1,121,865       0.16     74,791        594
36 - 40                                  24      2,558,679       0.37    106,612        570
41 - 45                                  32      3,847,012       0.55    120,219        609
46 - 50                                  45      5,270,912       0.75    117,131        590
51 - 55                                  55      8,279,244       1.18    150,532        594
56 - 60                                  98     14,615,682       2.09    149,140        593
61 - 65                                 123     17,400,774       2.48    141,470        596
66 - 70                                 179     24,067,833       3.44    134,457        593
71 - 75                                 273     40,832,780       5.83    149,571        601
76 - 80                               1,770    269,405,182      38.47    152,206        638
81 - 85                                 413     66,633,625       9.51    161,341        609
86 - 90                                 763    123,327,118      17.61    161,634        616
91 - 95                                 698    106,413,777      15.19    152,455        628
96 - 100                                335     14,082,387       2.01     42,037        654
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.92%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

              GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                     WEIGHTED  WEIGHTED
                             NUMBER                       % OF           AVERAGE     AVERAGE   AVERAGE
                             OF                           PRINCIPAL     PRINCIPAL    CREDIT    ORIGINAL
STATE                         LOANS   PRINCIPAL BALANCE    BALANCE       BALANCE      SCORE      LTV
---------------------------- -------- ------------------- ----------- -------------- --------- --------
California                       277          78,530,349                                  638    78.03
                                                               11.21        283,503

Florida                          414          67,967,087        9.70        164,172       625    80.57

Michigan                         321          41,715,328        5.96        129,954       628    83.31

Georgia                          255          33,121,332        4.73        129,888       616    83.45

Texas                            309          32,799,802        4.68        106,148       624    82.28

Arizona                          171          29,569,021        4.22        172,918       628    79.48

Illinois                         172          28,427,872        4.06        165,278       631    82.55

Virginia                         159          27,220,195        3.89        171,196       606    80.39

Maryland                         125          25,775,566        3.68        206,205       623    81.05

Minnesota                        144          25,530,240        3.65        177,293       628    82.20

Wisconsin                        196          23,019,305        3.29        117,445       620    84.58

Alabama                          199          21,091,120        3.01        105,986       608    84.76

Ohio                             155          17,503,132        2.50        112,923       620    85.45

Tennessee                        166          17,475,760        2.50        105,276       612    84.81

North Carolina                   144          17,309,003        2.47        120,201       619    84.40

Missouri                         161          15,799,735        2.26         98,135       613    83.56

Washington                        86          15,386,555        2.20        178,913       630    80.88

Colorado                          85          14,537,760        2.08        171,032       627    82.09

Indiana                          150          14,301,537        2.04         95,344       610    85.96

Pennsylvania                     123          13,416,913        1.92        109,081       631    84.80

South Carolina                   111          13,348,691        1.91        120,258       609    83.43

Louisiana                        144          13,338,543        1.90         92,629       614    84.28

Massachusetts                     53          13,059,976        1.86        246,415       625    78.24

New Jersey                        51          12,057,672        1.72        236,425       631    81.39

Mississippi                      104          10,526,894        1.50        101,220       603    85.33

Kentucky                          74           8,022,756        1.15        108,416       622    83.31

Nevada                            40           7,325,280        1.05        183,132       634    79.54

Connecticut                       33           6,305,649        0.90        191,080       621    81.03

Utah                              38           5,100,839        0.73        134,233       643    85.33

New York                          37           4,933,182        0.70        133,329       613    78.05

Oregon                            27           4,693,710        0.67        173,841       625    79.05

New Mexico                        33           4,128,508        0.59        125,106       609    83.26

Oklahoma                          43           4,087,665        0.58         95,062       621    85.12

Arkansas                          37           3,822,091        0.55        103,300       595    82.09

Idaho                             30           3,709,988        0.53        123,666       624    79.63

Kansas                            44           3,575,372        0.51         81,258       616    85.63

District of Columbia              13           3,265,600        0.47        251,200       628    71.29

New Hampshire                     14           2,637,526        0.38        188,395       617    80.67

Iowa                              23           2,395,597        0.34        104,156       627    87.08

Rhode Island                      10           1,983,117        0.28        198,312       629    76.41

Delaware                          10           1,944,282        0.28        194,428       609    84.95

Nebraska                          21           1,892,287        0.27         90,109       590    83.72

Hawaii                             5           1,578,992        0.23        315,798       684    80.17

Maine                             10           1,481,177        0.21        148,118       615    79.00

Alaska                             9           1,189,650        0.17        132,183       583    85.55

Vermont                            5             855,021        0.12        171,004       603    78.51

West Virginia                     10             749,274        0.11         74,927       585    77.86

Wyoming                            6             724,813        0.10        120,802       640    86.15

Montana                            4             504,632        0.07        126,158       589    82.65

North Dakota                       3             364,660        0.05        121,553       604    87.26

South Dakota                       4             270,437        0.04         67,609       587    88.86
TOTAL:                         4,858        $700,371,495     100.00%       $144,169       623   81.92%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                             MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LOAN PURPOSE                       OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Purchase                              2,048    275,108,137      39.28    134,330        638      83.91
Rate/Term Refinance                     423     57,759,611       8.25    136,548        623      81.10
Equity Refinance                      2,381    366,733,432      52.36    154,025        611      80.56
Construction                              6        770,314       0.11    128,386        630      79.22
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
DOCUMENTATION                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Full Documentation                    2,922    375,016,881      53.55    128,343        606      82.30
Stated Documentation                  1,740    291,619,682      41.64    167,598        645      81.31
Fast Documentation                      164     30,456,471       4.35    185,710        631      83.01
Lite Documentation                       30      3,165,589       0.45    105,520        603      82.06
No Documentation                          2        112,872       0.02     56,436        664      61.46
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
OCCUPANCY TYPE                     OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Primary Residence                     4,484    656,949,429      93.80    146,510        621      82.00
Second/Vacation                          98     14,799,123       2.11    151,011        646      85.30
Non-Owner Occupied                      276     28,622,943       4.09    103,706        659      78.22
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                           MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PROPERTY TYPE                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Single-family detached                3,916    546,536,471      78.04    139,565        621      82.09
Townhouse                                65      7,998,358       1.14    123,052        618      79.36
Condo-Low-Rise(Less than 5
stories)                                194     29,547,676       4.22    152,308        635      82.70
Condo Mid-Rise (5 to 8 stories)           2        494,050       0.07    247,025        615      83.13
Condo High-Rise (9 stories or
more)                                     5        864,085       0.12    172,817        635      77.28
Manufactured                              9        821,941       0.12     91,327        662      78.27
Planned Unit Developments
(detached)                              390     69,209,346       9.88    177,460        624      81.61
Planned Unit Developments
(attached)                              114     18,129,471       2.59    159,030        615      80.68
Two-to-four family units                155     25,656,865       3.66    165,528        650      80.17
Leasehold                                 2        350,697       0.05    175,348        614      87.22
Single-family detached - Site
Condo                                     6        762,535       0.11    127,089        694      78.49
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
A4                                    2,202    355,479,007      50.76    161,435        631      82.95
A5                                    1,784    212,830,126      30.39    119,299        627      82.31
AM                                      212     31,610,167       4.51    149,105        586      77.42
AX                                      364     57,576,921       8.22    158,178        605      80.98
B                                        72     10,064,315       1.44    139,782        580      74.41
C                                       224     32,810,959       4.68    146,477        590      76.50
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                           PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER        PRINCIPAL  PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM            OF LOANS        BALANCE   BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
12 Month                                233     42,525,066       6.07    182,511        628      82.33
24 Month                              2,239    331,185,425      47.29    147,917        618      81.90
36 Month                                789    103,393,298      14.76    131,043        637      82.29
60 Month                                 19      1,955,613       0.28    102,927        623      82.04
Other                                     7        898,426       0.13    128,347        634      85.94
None                                  1,571    220,413,668      31.47    140,302        623      81.68
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
"Other" means not including None, 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                              INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
INTEREST ONLY TERM                 OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
None                                  4,347    587,679,236      83.91                   618      81.93
                                                                         135,192

24 Month                                 39      7,830,053       1.12    200,771        627      83.38

36 Month                                  1        300,000       0.04    300,000        606      80.00

60 Month                                454     99,911,411      14.27    220,069        652      81.67

120 Month                                17      4,650,796       0.66    273,576        633      83.04
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NOTE MARGIN (%)                    OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

1.250 - 2.000                             2        240,613       0.03    120,306        601      85.03

2.001 - 2.500                             1         99,975       0.01     99,975        650      83.00

2.501 - 3.000                             4        973,248       0.14    243,312        628      75.84

3.001 - 3.500                            13      3,031,930       0.43    233,225        672      81.72

3.501 - 4.000                            58     11,737,595       1.68    202,372        658      74.93

4.001 - 4.500                           217     40,531,733       5.79    186,782        638      76.55

4.501 - 5.000                           448     75,230,203      10.74    167,925        631      79.18

5.001 - 5.500                           730    124,073,739      17.72    169,964        625      80.69

5.501 - 6.000                           743    122,590,676      17.50    164,994        616      81.96

6.001 - 6.500                           543     83,638,110      11.94    154,030        614      84.02

6.501 - 7.000                           491     69,152,619       9.87    140,840        608      84.67

7.001 - 7.500                           328     42,226,971       6.03    128,741        616      82.47

7.501 - 8.000                           171     23,792,302       3.40    139,136        610      85.21

8.001 - 8.500                            51      6,865,562       0.98    134,619        614      87.05

8.501 - 9.000                            13      1,418,467       0.20    109,113        595      82.70

9.001 - 9.500                             2        166,729       0.02     83,364        586      91.50

9.501 - 9.525                             1         60,702       0.01     60,702        521      75.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.819% per annum.

                            MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)          OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

11.300 - 11.500                           2        293,310       0.04    146,655        713      57.75

11.501 - 12.000                           6      1,288,453       0.18    214,742        648      77.72

12.001 - 12.500                          26      6,073,933       0.87    233,613        655      75.72

12.501 - 13.000                         113     25,293,371       3.61    223,835        657      77.92

13.001 - 13.500                         282     53,470,160       7.63    189,611        639      76.79

13.501 - 14.000                         614    111,183,799      15.87    181,081        633      79.05

14.001 - 14.500                         726    114,375,408      16.33    157,542        622      81.56

14.501 - 15.000                         831    127,093,964      18.15    152,941        615      83.51

15.001 - 15.500                         502     75,808,886      10.82    151,014        610      84.45

15.501 - 16.000                         403     54,693,177       7.81    135,715        603      85.31

16.001 - 16.500                         181     22,041,934       3.15    121,779        593      83.79

16.501 - 17.000                          90     10,431,505       1.49    115,906        597      82.30

17.001 - 17.500                          23      2,403,428       0.34    104,497        577      83.77

17.501 - 18.000                          12        878,727       0.13     73,227        582      82.85

18.001 - 18.500                           2        100,483       0.01     50,242        632      87.48

18.501 - 19.000                           1         49,970       0.01     49,970        559      79.00

21.501 - 22.000                           1        151,790       0.02    151,790        606      95.00

22.001 - 22.500                           1        198,873       0.03    198,873        601      88.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.541% per annum.

                            MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)         OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

1.250 - 2.000                             2        240,613       0.03    120,306        601      85.03

2.501 - 3.000                             2        454,240       0.06    227,120        612      74.24

3.001 - 3.500                             5        843,864       0.12    168,773        642      62.27

3.501 - 4.000                            32      6,475,971       0.92    202,374        650      72.14

4.001 - 4.500                           146     28,743,540       4.10    196,874        635      75.01

4.501 - 5.000                           313     51,543,651       7.36    164,676        625      79.18

5.001 - 5.500                           420     69,110,503       9.87    164,549        617      79.88

5.501 - 6.000                           396     62,543,025       8.93    157,937        611      82.55

6.001 - 6.500                           283     46,228,507       6.60    163,352        604      84.41

6.501 - 7.000                           229     40,020,110       5.71    174,760        624      82.77

7.001 - 7.500                           224     36,966,828       5.28    165,030        635      81.31

7.501 - 8.000                           383     70,796,145      10.11    184,846        640      81.01

8.001 - 8.500                           354     55,745,364       7.96    157,473        633      81.98

8.501 - 9.000                           397     55,400,924       7.91    139,549        618      83.42

9.001 - 9.500                           244     32,457,605       4.63    133,023        610      85.08

9.501 - 10.000                          214     28,211,196       4.03    131,828        595      85.30

10.001 - 12.275                         172     20,049,087       2.86    116,564        592      83.20
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.025% per annum

                      NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                     WEIGHTED  WEIGHTED
                                  NUMBER                     % OF    L   AVERAGE     AVERAGE   AVERAGE
                                  OF                         PRINCIPA   PRINCIPAL    CREDIT    ORIGINAL
NEXT INTEREST ADJUSTMENT DATE     LOANS   PRINCIPAL BALANCE  BALANCE     BALANCE      SCORE      LTV
--------------------------------- ------- ------------------ -------- -------------- --------- --------
Fixed Rate Mortgages               1,042         94,540,324    13.50                      637    83.51
                                                                             90,730

September 2006                         3            418,723     0.06        139,574       708    80.00

October 2006                           1             84,934     0.01         84,934       737    68.00

January 2007                           1            109,180     0.02        109,180       599    95.00

February 2007                          5          1,496,002     0.21        299,200       634    89.90

April 2007                             2            253,375     0.04        126,687       668    87.20

May 2007                               6            923,979     0.13        153,996       608    86.72

June 2007                              6            980,081     0.14        163,347       607    86.07

July 2007                              2            267,036     0.04        133,518       604    79.06

August 2007                           15          3,376,620     0.48        225,108       608    81.89

September 2007                        21          3,802,006     0.54        181,048       642    82.98

October 2007                          15          3,015,405     0.43        201,027       606    81.45

November 2007                         66         16,502,475     2.36        250,037       637    80.01

December 2007                         84         18,620,582     2.66        221,674       654    82.05

January 2008                         136         23,282,081     3.32        171,192       652    79.06

February 2008                        235         36,790,688     5.25        156,556       640    81.36

March 2008                           887        133,293,530    19.03        150,275       627    82.69

April 2008                         1,447        221,901,181    31.68        153,353       611    81.59

May 2008                             419         68,309,196     9.75        163,029       603    81.07

June 2008                              1            207,000     0.03        207,000       654    90.00

July 2008                              1            121,599     0.02        121,599       696    80.00

August 2008                            1            175,226     0.03        175,226       616    95.00

September 2008                         1            140,584     0.02        140,584       609    95.00

October 2008                           3            870,208     0.12        290,069       660    89.64

November 2008                          3          1,018,243     0.15        339,414       657    78.33

December 2008                          6            911,811     0.13        151,968       629    77.68

January 2009                          11          1,470,931     0.21        133,721       613    74.90

February 2009                         20          2,710,477     0.39        135,524       637    79.00

March 2009                           107         14,939,598     2.13        139,622       637    83.73

April 2009                           188         28,034,422     4.00        149,119       619    81.80

May 2009                              98         15,465,598     2.21        157,812       612    79.87

November 2010                          1            122,187     0.02        122,187       586    95.00

December 2010                          5          1,049,165     0.15        209,833       623    79.86

January 2011                           4            876,656     0.13        219,164       606    72.73

February 2011                         10          2,999,747     0.43        299,975       664    81.91

March 2011                             5          1,290,649     0.18        258,130       650    81.62
TOTAL:                             4,858       $700,371,495  100.00%       $144,169       623   81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

                                    BACK END DEBT TO INCOME RATIO
                                                                                     WEIGHTED  WEIGHTED
                                  NUMBER                     % OF    L   AVERAGE     AVERAGE   AVERAGE
                                  OF                         PRINCIPA   PRINCIPAL    CREDIT    ORIGINAL
CATEGORY                          LOANS   PRINCIPAL BALANCE  BALANCE     BALANCE      SCORE      LTV
--------------------------------- ------- ------------------ -------- -------------- --------- --------
1-10                                  14          1,888,256     0.27        134,875       619    77.54
11-20                                136         15,166,340     2.17        111,517       626    78.95
21 - 30                              522         58,989,750     8.42        113,007       615    80.01
31 - 40                            1,181        165,961,209    23.70        140,526       621    81.27
41 - 50                            2,290        361,598,126    51.63        157,903       628    82.55
51 - 60                              588         81,032,045    11.57        137,810       612    83.03

61 - 61                                1             92,593     0.01         92,593       652    93.00

SUBTOTAL:                          4,732        684,728,320    97.77        146,346       623    81.99
Not Available                        126         15,643,176     2.23        124,152       620    78.88
TOTAL:                             4,858       $700,371,495  100.00%       $144,169       623   81.92%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.09%.

                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                          RASC SERIES 2006-KS4 TRUST
----------------------------------------------------------------------------------------------------

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                 GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

Part II of II

$ 680,761,000 (APPROXIMATE)

RASC SERIES 2006-KS4 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS4

May 22, 2006

                     CITIGROUP  [OBJECT OMITTED]][GRAPHIC OMITTED]

        ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH CITIGROUP GLOBAL MARKETS INC.

EXPECTED TIMING:      Pricing Date:              On or about May 24, 2006
                      Settlement Date:           On or about May 30, 2006
                      First Payment Date:        June 26, 2006

STRUCTURE:            Fixed and ARMs:            $700,371,495  Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           Moody's and S&P

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc.
("Citigroup") based on information with respect to the mortgage loans provided by Residential
Funding Corporation ("RFC") and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
OFFERING  TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE
PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE
DOCUMENTS  AT NO CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,
THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO
SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (877) 858-5407.

The  certificates  may not be suitable  for all  investors.  Citigroup  and its  affiliates  may acquire, hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and
Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity  for the applicable series and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is  preliminary,  and will be superseded by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you  solely to provide you with  information  about the offering of the  certificates  referred to in this free writing  prospectus  and to solicit  an offer to  purchase  the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer  to  purchase  certificates.  We  will  not  accept  any  offer  by  you to  purchase  the certificates,  and  you  will  not  have  any  contractual  commitment  to  purchase  any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw your offer  to  purchase  certificates  at any  time  prior  to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigroup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below.  Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor

AGGREGATE COLLATERAL SUMMARY
*The statistical information relating to the
Mortgage Loans presented
in this section is subject to a variance of +/-
10%.
SUMMARY                                                                      TOTAL   MINIMUM   MAXIMUM
Aggregate Current Principal Balance                                $700,371,495.32  $12,990.72$800,000
Number of Mortgage Loans                                                     4,858

Average Current Principal Balance                                      $144,168.69
Weighted Average Original Loan-to-Value                                     81.92%     6.00%   100.00%
Weighted Average Mortgage Rate                                               8.42%     5.30%    14.13%
Weighted Average Net Mortgage Rate                                           7.93%     4.86%    13.61%
Weighted Average Note Margin                                                 5.82%     1.25%     9.53%
Weighted Average Maximum Mortgage Rate                                      14.54%    11.30%    22.50%
Weighted Average Minimum Mortgage Rate                                       7.03%     1.25%    12.28%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                        24         4        58
Weighted Average Remaining Term to Stated Maturity
(months)                                                                       354       111       360
Weighted Average Credit Score                                                  623       482       804

Weighted Average reflected in Total
                                                                                    PERCENT OF
                                                                                    CUT-OFF DATE
                                                     RANGE                          PRINCIPAL BALANCE
Product Type                                         Hybrid/ARM                       86.50%
                                                     Fixed                            13.50%

Lien                                                 First                            97.92%
                                                     Second                            2.08%

Property Type                                        Single-family detached           78.04%
                                                     Townhouse                         1.14%
                                                     Condo-Low-Rise(Less than 5
                                                     stories)                          4.22%
                                                     Condo Mid-Rise (5 to 8
                                                     stories)                          0.07%
                                                     Condo High-Rise (9 stories
                                                     or more)                          0.12%
                                                     Manufactured                      0.12%
                                                     Planned Unit Developments
                                                     (detached)                        9.88%
                                                     Planned Unit Developments
                                                     (attached)                        2.59%
                                                     Two-to-four family units          3.66%
                                                     Leasehold                         0.05%

Occupancy Status                                     Primary Residence                93.80%
                                                     Second/Vacation                   2.11%
                                                     Non Owner Occupied                4.09%

Documentation Type                                   Full Documentation              53.55%
                                                     Stated Documentation            41.64%
                                                     Fast Documentation              4.35%
                                                     Lite Documentation              0.45%
                                                     No Documentation                0.02%

Loans with Prepayment penalties                                                       68.52%

Interest Only Percentage                                                              16.09%

Loans serviced by Homecomings                                                         24.65%

                                 LIEN POSITION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LIEN POSITION                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
First Lien                            4,509    685,813,942      97.92    152,099        622      81.54

Second Lien                             349     14,557,553       2.08     41,712        653      99.60
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PRODUCT TYPE                       OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
ARM NON-HYBRID                            4        503,657       0.07    125,914        713     77.98%
FIXED - 10 YR                             4        180,174       0.03     45,044        650      61.53
FIXED - 15 YR                            57      3,680,474       0.53     64,570        629      76.23
FIXED - 20 YR                            19      1,177,627       0.17     61,980        655      84.39
FIXED - 25 YR                             2        187,418       0.03     93,709        583      83.67
FIXED - 25 YR IO                          1        566,980       0.08    566,980        707      90.00
FIXED - 30 YR                           668     71,087,204      10.15    106,418        634      81.70
FIXED - 30 YR IO                         11      1,821,935       0.26    165,630        653      86.53
FIXED BALLOON 15/30                     262     11,795,254       1.68     45,020        652      97.66
FIXED BALLOON 30/40                      18      4,043,259       0.58    224,626        625      79.17
HYBRID 2 YRS FIXED                    2,827    418,942,348      59.82    148,193        613      81.53
HYBRID 2 YRS FIXED IO                   450     98,606,687      14.08    219,126        648      81.89
HYBRID 2 YRS FIXED BALLOON               66     14,826,650       2.12    224,646        624      85.47
HYBRID 3 YRS FIXED                      398     56,356,906       8.05    141,600        619      81.49
HYBRID 3 YRS FIXED IO                    39      8,734,126       1.25    223,952        656      80.70
HYBRID 3 YRS FIXED BALLOON                6      1,435,267       0.20    239,211        614      84.93
HYBRID 5 YRS FIXED                       16      3,463,000       0.49    216,438        628      82.13
HYBRID 5 YRS FIXED IO                    10      2,962,532       0.42    296,253        661      79.01
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                     CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                            % OF       AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  ORIGINAL
CREDIT SCORE RANGE                 OF LOANS     BALANCE      BALANCE    BALANCE      LTV
---------------------------------- --------- -------------- ---------- ---------- ----------
482 - 500                                10        853,309       0.12     85,331      66.54
501 - 525                               125     15,045,801       2.15    120,366      70.25
526 - 550                               272     34,611,934       4.94    127,250      73.63
551 - 575                               493     68,315,307       9.75    138,571      80.45
576 - 600                               944    122,262,208      17.46    129,515      82.63
601 - 625                             1,111    161,752,861      23.10    145,592      83.21
626 - 650                               768    119,691,975      17.09    155,849      82.49
651 - 675                               481     71,248,386      10.17    148,126      82.88
676 - 700                               180     28,721,083       4.10    159,562      84.15
701 - 725                               256     41,497,037       5.93    162,098      83.49
726 - 750                               133     22,067,168       3.15    165,919      82.59
751 - 775                                53      9,518,369       1.36    179,592      83.37
776 - 800                                27      3,644,632       0.52    134,986      78.16
801 - 804                                 5      1,141,425       0.16    228,285      81.29
TOTAL:                                4,858   $700,371,495    100.00%   $144,169     81.92%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
623
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE     NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
($)                                OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
13,000.00 - 25,000.00                 85       1,780,409      0.25      20,946       627       96.39
25,000.01 - 50,000.00                278      10,989,256      1.57      39,530       617       84.15
50,000.01 - 75,000.00                954      58,070,342      8.29      60,870       612       80.68
75,000.01 - 100,000.00               651      57,110,375      8.15      87,727       615       80.66
100,000.01 - 125,000.00              615      69,109,724      9.87      112,374      617       81.83
125,000.01 - 150,000.00              560      76,366,778      10.90     136,369      615       82.17
150,000.01 - 175,000.00              394      63,600,185      9.08      161,422      621       82.11
175,000.01 - 200,000.00              313      58,824,276      8.40      187,937      622       81.73
200,000.01 - 225,000.00              208      44,134,569      6.30      212,185      623       81.50
225,000.01 - 250,000.00              180      42,727,433      6.10      237,375      623       82.00
250,000.01 - 275,000.00              132      34,534,690      4.93      261,626      624       81.21
275,000.01 - 300,000.00              102      29,225,384      4.17      286,523      629       82.33
300,000.01 - 333,700.00               91      28,900,834      4.13      317,592      626       84.23
333,700.01 - 350,000.00               52      17,731,611      2.53      340,993      626       80.90
350,000.01 - 400,000.00              115      42,954,992      6.13      373,522      634       82.84
400,000.01 - 500,000.00               78      35,031,647      5.00      449,124      636       82.19
500,000.01 - 600,000.00               32      17,278,162      2.47      539,943      670       83.65
600,000.01 - 700,000.00               14       8,942,072      1.28      638,719      662       80.46
700,000.01 - 800,000.00               4        3,058,758      0.44      764,689      618       79.31
TOTAL:                              4,858    $700,371,495    100.00%   $144,169      623      81.92%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $144,169
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                              NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NET MORTGAGE RATES (%)             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
4.501 - 5.000                         1         171,710       0.02      171,710      725       42.00
5.001 - 5.500                         10       2,135,131      0.30      213,513      697       82.01
5.501 - 6.000                         59      14,681,661      2.10      248,842      660       79.45
6.001 - 6.500                        171      38,370,024      5.48      224,386      654       77.45
6.501 - 7.000                        355      63,039,043      9.00      177,575      639       77.93
7.001 - 7.500                        814      138,084,791     19.72     169,637      633       79.14
7.501 - 8.000                        892      137,939,237     19.70     154,640      627       80.80
8.001 - 8.500                        947      131,865,020     18.83     139,245      615       83.69
8.501 - 9.000                        590      79,086,756      11.29     134,045      604       85.55
9.001 - 9.500                        434      51,293,499      7.32      118,188      594       85.88
9.501 - 10.000                       207      21,512,627      3.07      103,926      597       85.65
10.001 - 10.500                      120       9,811,193      1.40      81,760       603       85.44
10.501 - 11.000                       77       5,108,426      0.73      66,343       621       91.72
11.001 - 11.500                       84       3,756,176      0.54      44,716       633       95.84
11.501 - 12.000                       50       1,991,935      0.28      39,839       620       99.01
12.001 - 12.500                       25        694,822       0.10      27,793       607       99.76
12.501 - 13.000                       11        508,886       0.07      46,262       585      100.00
13.001 - 13.500                       9         267,273       0.04      29,697       592      100.00
13.501 - 14.000                       2         53,286        0.01      26,643       591      100.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.925% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                          MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MORTGAGE RATE (%)                  OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
5.001 - 5.500                         3         573,310       0.08      191,103      736       54.94
5.501 - 6.000                         18       4,071,485      0.58      226,194      675       82.20
6.001 - 6.500                         65      16,453,559      2.35      253,132      660       80.03
6.501 - 7.000                        180      39,713,941      5.67      220,633      655       77.54
7.001 - 7.500                        393      68,385,279      9.76      174,008      639       77.59
7.501 - 8.000                        842      142,439,238     20.34     169,168      634       79.53
8.001 - 8.500                        868      130,898,120     18.69     150,804      624       81.09
8.501 - 9.000                        939      129,443,424     18.48     137,852      613       83.65
9.001 - 9.500                        541      73,922,524      10.55     136,641      603       85.55
9.501 - 10.000                       439      52,436,495      7.49      119,445      594       85.89
10.001 - 10.500                      190      19,402,572      2.77      102,119      594       85.31
10.501 - 11.000                      124      10,391,648      1.48      83,804       603       85.03
11.001 - 11.500                       74       4,914,167      0.70      66,408       620       91.75
11.501 - 12.000                       83       3,623,582      0.52      43,658       634       95.69
12.001 - 12.500                       52       2,177,885      0.31      41,882       619       99.09
12.501 - 13.000                       25        694,822       0.10      27,793       607       99.76
13.001 - 13.500                       11        508,886       0.07      46,262       585      100.00
13.501 - 14.000                       9         267,273       0.04      29,697       592      100.00
14.001 - 14.125                       2         53,286        0.01      26,643       591      100.00
TOTAL:                              4,858    $700,371,495    100.00%   $144,169      623      81.92%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.424% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                            ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                                            % OF       AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT
ORIGINAL LTV RATIO (%)             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE
---------------------------------- --------- -------------- ---------- ---------- ----------
6-10                                      2        179,941       0.03     89,970        672
11-15                                     5        289,374       0.04     57,875        586
16 - 20                                   8        511,287       0.07     63,911        585
21 - 25                                   8        443,488       0.06     55,436        585
26 - 30                                  12      1,090,536       0.16     90,878        582
31 - 35                                  15      1,121,865       0.16     74,791        594
36 - 40                                  24      2,558,679       0.37    106,612        570
41 - 45                                  32      3,847,012       0.55    120,219        609
46 - 50                                  45      5,270,912       0.75    117,131        590
51 - 55                                  55      8,279,244       1.18    150,532        594
56 - 60                                  98     14,615,682       2.09    149,140        593
61 - 65                                 123     17,400,774       2.48    141,470        596
66 - 70                                 179     24,067,833       3.44    134,457        593
71 - 75                                 273     40,832,780       5.83    149,571        601
76 - 80                               1,770    269,405,182      38.47    152,206        638
81 - 85                                 413     66,633,625       9.51    161,341        609
86 - 90                                 763    123,327,118      17.61    161,634        616
91 - 95                                 698    106,413,777      15.19    152,455        628
96 - 100                                335     14,082,387       2.01     42,037        654
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.92%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

              GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                     WEIGHTED  WEIGHTED
                             NUMBER                       % OF           AVERAGE     AVERAGE   AVERAGE
                             OF                           PRINCIPAL     PRINCIPAL    CREDIT    ORIGINAL
STATE                         LOANS   PRINCIPAL BALANCE    BALANCE       BALANCE      SCORE      LTV
---------------------------- -------- ------------------- ----------- -------------- --------- --------
California                       277          78,530,349                                  638    78.03
                                                               11.21        283,503

Florida                          414          67,967,087        9.70        164,172       625    80.57

Michigan                         321          41,715,328        5.96        129,954       628    83.31

Georgia                          255          33,121,332        4.73        129,888       616    83.45

Texas                            309          32,799,802        4.68        106,148       624    82.28

Arizona                          171          29,569,021        4.22        172,918       628    79.48

Illinois                         172          28,427,872        4.06        165,278       631    82.55

Virginia                         159          27,220,195        3.89        171,196       606    80.39

Maryland                         125          25,775,566        3.68        206,205       623    81.05

Minnesota                        144          25,530,240        3.65        177,293       628    82.20

Wisconsin                        196          23,019,305        3.29        117,445       620    84.58

Alabama                          199          21,091,120        3.01        105,986       608    84.76

Ohio                             155          17,503,132        2.50        112,923       620    85.45

Tennessee                        166          17,475,760        2.50        105,276       612    84.81

North Carolina                   144          17,309,003        2.47        120,201       619    84.40

Missouri                         161          15,799,735        2.26         98,135       613    83.56

Washington                        86          15,386,555        2.20        178,913       630    80.88

Colorado                          85          14,537,760        2.08        171,032       627    82.09

Indiana                          150          14,301,537        2.04         95,344       610    85.96

Pennsylvania                     123          13,416,913        1.92        109,081       631    84.80

South Carolina                   111          13,348,691        1.91        120,258       609    83.43

Louisiana                        144          13,338,543        1.90         92,629       614    84.28

Massachusetts                     53          13,059,976        1.86        246,415       625    78.24

New Jersey                        51          12,057,672        1.72        236,425       631    81.39

Mississippi                      104          10,526,894        1.50        101,220       603    85.33

Kentucky                          74           8,022,756        1.15        108,416       622    83.31

Nevada                            40           7,325,280        1.05        183,132       634    79.54

Connecticut                       33           6,305,649        0.90        191,080       621    81.03

Utah                              38           5,100,839        0.73        134,233       643    85.33

New York                          37           4,933,182        0.70        133,329       613    78.05

Oregon                            27           4,693,710        0.67        173,841       625    79.05

New Mexico                        33           4,128,508        0.59        125,106       609    83.26

Oklahoma                          43           4,087,665        0.58         95,062       621    85.12

Arkansas                          37           3,822,091        0.55        103,300       595    82.09

Idaho                             30           3,709,988        0.53        123,666       624    79.63

Kansas                            44           3,575,372        0.51         81,258       616    85.63

District of Columbia              13           3,265,600        0.47        251,200       628    71.29

New Hampshire                     14           2,637,526        0.38        188,395       617    80.67

Iowa                              23           2,395,597        0.34        104,156       627    87.08

Rhode Island                      10           1,983,117        0.28        198,312       629    76.41

Delaware                          10           1,944,282        0.28        194,428       609    84.95

Nebraska                          21           1,892,287        0.27         90,109       590    83.72

Hawaii                             5           1,578,992        0.23        315,798       684    80.17

Maine                             10           1,481,177        0.21        148,118       615    79.00

Alaska                             9           1,189,650        0.17        132,183       583    85.55

Vermont                            5             855,021        0.12        171,004       603    78.51

West Virginia                     10             749,274        0.11         74,927       585    77.86

Wyoming                            6             724,813        0.10        120,802       640    86.15

Montana                            4             504,632        0.07        126,158       589    82.65

North Dakota                       3             364,660        0.05        121,553       604    87.26

South Dakota                       4             270,437        0.04         67,609       587    88.86
TOTAL:                         4,858        $700,371,495     100.00%       $144,169       623   81.92%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                             MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LOAN PURPOSE                       OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Purchase                              2,048    275,108,137      39.28    134,330        638      83.91
Rate/Term Refinance                     423     57,759,611       8.25    136,548        623      81.10
Equity Refinance                      2,381    366,733,432      52.36    154,025        611      80.56
Construction                              6        770,314       0.11    128,386        630      79.22
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
DOCUMENTATION                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Full Documentation                    2,922    375,016,881      53.55    128,343        606      82.30
Stated Documentation                  1,740    291,619,682      41.64    167,598        645      81.31
Fast Documentation                      164     30,456,471       4.35    185,710        631      83.01
Lite Documentation                       30      3,165,589       0.45    105,520        603      82.06
No Documentation                          2        112,872       0.02     56,436        664      61.46
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
OCCUPANCY TYPE                     OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Primary Residence                     4,484    656,949,429      93.80    146,510        621      82.00
Second/Vacation                          98     14,799,123       2.11    151,011        646      85.30
Non-Owner Occupied                      276     28,622,943       4.09    103,706        659      78.22
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                           MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PROPERTY TYPE                      OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Single-family detached                3,916    546,536,471      78.04    139,565        621      82.09
Townhouse                                65      7,998,358       1.14    123,052        618      79.36
Condo-Low-Rise(Less than 5
stories)                                194     29,547,676       4.22    152,308        635      82.70
Condo Mid-Rise (5 to 8 stories)           2        494,050       0.07    247,025        615      83.13
Condo High-Rise (9 stories or
more)                                     5        864,085       0.12    172,817        635      77.28
Manufactured                              9        821,941       0.12     91,327        662      78.27
Planned Unit Developments
(detached)                              390     69,209,346       9.88    177,460        624      81.61
Planned Unit Developments
(attached)                              114     18,129,471       2.59    159,030        615      80.68
Two-to-four family units                155     25,656,865       3.66    165,528        650      80.17
Leasehold                                 2        350,697       0.05    175,348        614      87.22
Single-family detached - Site
Condo                                     6        762,535       0.11    127,089        694      78.49
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE             OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
A4                                    2,202    355,479,007      50.76    161,435        631      82.95
A5                                    1,784    212,830,126      30.39    119,299        627      82.31
AM                                      212     31,610,167       4.51    149,105        586      77.42
AX                                      364     57,576,921       8.22    158,178        605      80.98
B                                        72     10,064,315       1.44    139,782        580      74.41
C                                       224     32,810,959       4.68    146,477        590      76.50
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                           PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER        PRINCIPAL  PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM            OF LOANS        BALANCE   BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
12 Month                                233     42,525,066       6.07    182,511        628      82.33
24 Month                              2,239    331,185,425      47.29    147,917        618      81.90
36 Month                                789    103,393,298      14.76    131,043        637      82.29
60 Month                                 19      1,955,613       0.28    102,927        623      82.04
Other                                     7        898,426       0.13    128,347        634      85.94
None                                  1,571    220,413,668      31.47    140,302        623      81.68
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
"Other" means not including None, 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                              INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
INTEREST ONLY TERM                 OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
None                                  4,347    587,679,236      83.91                   618      81.93
                                                                         135,192

24 Month                                 39      7,830,053       1.12    200,771        627      83.38

36 Month                                  1        300,000       0.04    300,000        606      80.00

60 Month                                454     99,911,411      14.27    220,069        652      81.67

120 Month                                17      4,650,796       0.66    273,576        633      83.04
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NOTE MARGIN (%)                    OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

1.250 - 2.000                             2        240,613       0.03    120,306        601      85.03

2.001 - 2.500                             1         99,975       0.01     99,975        650      83.00

2.501 - 3.000                             4        973,248       0.14    243,312        628      75.84

3.001 - 3.500                            13      3,031,930       0.43    233,225        672      81.72

3.501 - 4.000                            58     11,737,595       1.68    202,372        658      74.93

4.001 - 4.500                           217     40,531,733       5.79    186,782        638      76.55

4.501 - 5.000                           448     75,230,203      10.74    167,925        631      79.18

5.001 - 5.500                           730    124,073,739      17.72    169,964        625      80.69

5.501 - 6.000                           743    122,590,676      17.50    164,994        616      81.96

6.001 - 6.500                           543     83,638,110      11.94    154,030        614      84.02

6.501 - 7.000                           491     69,152,619       9.87    140,840        608      84.67

7.001 - 7.500                           328     42,226,971       6.03    128,741        616      82.47

7.501 - 8.000                           171     23,792,302       3.40    139,136        610      85.21

8.001 - 8.500                            51      6,865,562       0.98    134,619        614      87.05

8.501 - 9.000                            13      1,418,467       0.20    109,113        595      82.70

9.001 - 9.500                             2        166,729       0.02     83,364        586      91.50

9.501 - 9.525                             1         60,702       0.01     60,702        521      75.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.819% per annum.

                            MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)          OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

11.300 - 11.500                           2        293,310       0.04    146,655        713      57.75

11.501 - 12.000                           6      1,288,453       0.18    214,742        648      77.72

12.001 - 12.500                          26      6,073,933       0.87    233,613        655      75.72

12.501 - 13.000                         113     25,293,371       3.61    223,835        657      77.92

13.001 - 13.500                         282     53,470,160       7.63    189,611        639      76.79

13.501 - 14.000                         614    111,183,799      15.87    181,081        633      79.05

14.001 - 14.500                         726    114,375,408      16.33    157,542        622      81.56

14.501 - 15.000                         831    127,093,964      18.15    152,941        615      83.51

15.001 - 15.500                         502     75,808,886      10.82    151,014        610      84.45

15.501 - 16.000                         403     54,693,177       7.81    135,715        603      85.31

16.001 - 16.500                         181     22,041,934       3.15    121,779        593      83.79

16.501 - 17.000                          90     10,431,505       1.49    115,906        597      82.30

17.001 - 17.500                          23      2,403,428       0.34    104,497        577      83.77

17.501 - 18.000                          12        878,727       0.13     73,227        582      82.85

18.001 - 18.500                           2        100,483       0.01     50,242        632      87.48

18.501 - 19.000                           1         49,970       0.01     49,970        559      79.00

21.501 - 22.000                           1        151,790       0.02    151,790        606      95.00

22.001 - 22.500                           1        198,873       0.03    198,873        601      88.00
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.541% per annum.

                            MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                                            % OF       AVERAGE    AVERAGE    AVERAGE
                                   NUMBER      PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)         OF LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,042                     13.50                   637      83.51
                                                94,540,324                90,730

1.250 - 2.000                             2        240,613       0.03    120,306        601      85.03

2.501 - 3.000                             2        454,240       0.06    227,120        612      74.24

3.001 - 3.500                             5        843,864       0.12    168,773        642      62.27

3.501 - 4.000                            32      6,475,971       0.92    202,374        650      72.14

4.001 - 4.500                           146     28,743,540       4.10    196,874        635      75.01

4.501 - 5.000                           313     51,543,651       7.36    164,676        625      79.18

5.001 - 5.500                           420     69,110,503       9.87    164,549        617      79.88

5.501 - 6.000                           396     62,543,025       8.93    157,937        611      82.55

6.001 - 6.500                           283     46,228,507       6.60    163,352        604      84.41

6.501 - 7.000                           229     40,020,110       5.71    174,760        624      82.77

7.001 - 7.500                           224     36,966,828       5.28    165,030        635      81.31

7.501 - 8.000                           383     70,796,145      10.11    184,846        640      81.01

8.001 - 8.500                           354     55,745,364       7.96    157,473        633      81.98

8.501 - 9.000                           397     55,400,924       7.91    139,549        618      83.42

9.001 - 9.500                           244     32,457,605       4.63    133,023        610      85.08

9.501 - 10.000                          214     28,211,196       4.03    131,828        595      85.30

10.001 - 12.275                         172     20,049,087       2.86    116,564        592      83.20
TOTAL:                                4,858   $700,371,495    100.00%   $144,169        623     81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.025% per annum

                      NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                     WEIGHTED  WEIGHTED
                                  NUMBER                     % OF    L   AVERAGE     AVERAGE   AVERAGE
                                  OF                         PRINCIPA   PRINCIPAL    CREDIT    ORIGINAL
NEXT INTEREST ADJUSTMENT DATE     LOANS   PRINCIPAL BALANCE  BALANCE     BALANCE      SCORE      LTV
--------------------------------- ------- ------------------ -------- -------------- --------- --------
Fixed Rate Mortgages               1,042         94,540,324    13.50                      637    83.51
                                                                             90,730

September 2006                         3            418,723     0.06        139,574       708    80.00

October 2006                           1             84,934     0.01         84,934       737    68.00

January 2007                           1            109,180     0.02        109,180       599    95.00

February 2007                          5          1,496,002     0.21        299,200       634    89.90

April 2007                             2            253,375     0.04        126,687       668    87.20

May 2007                               6            923,979     0.13        153,996       608    86.72

June 2007                              6            980,081     0.14        163,347       607    86.07

July 2007                              2            267,036     0.04        133,518       604    79.06

August 2007                           15          3,376,620     0.48        225,108       608    81.89

September 2007                        21          3,802,006     0.54        181,048       642    82.98

October 2007                          15          3,015,405     0.43        201,027       606    81.45

November 2007                         66         16,502,475     2.36        250,037       637    80.01

December 2007                         84         18,620,582     2.66        221,674       654    82.05

January 2008                         136         23,282,081     3.32        171,192       652    79.06

February 2008                        235         36,790,688     5.25        156,556       640    81.36

March 2008                           887        133,293,530    19.03        150,275       627    82.69

April 2008                         1,447        221,901,181    31.68        153,353       611    81.59

May 2008                             419         68,309,196     9.75        163,029       603    81.07

June 2008                              1            207,000     0.03        207,000       654    90.00

July 2008                              1            121,599     0.02        121,599       696    80.00

August 2008                            1            175,226     0.03        175,226       616    95.00

September 2008                         1            140,584     0.02        140,584       609    95.00

October 2008                           3            870,208     0.12        290,069       660    89.64

November 2008                          3          1,018,243     0.15        339,414       657    78.33

December 2008                          6            911,811     0.13        151,968       629    77.68

January 2009                          11          1,470,931     0.21        133,721       613    74.90

February 2009                         20          2,710,477     0.39        135,524       637    79.00

March 2009                           107         14,939,598     2.13        139,622       637    83.73

April 2009                           188         28,034,422     4.00        149,119       619    81.80

May 2009                              98         15,465,598     2.21        157,812       612    79.87

November 2010                          1            122,187     0.02        122,187       586    95.00

December 2010                          5          1,049,165     0.15        209,833       623    79.86

January 2011                           4            876,656     0.13        219,164       606    72.73

February 2011                         10          2,999,747     0.43        299,975       664    81.91

March 2011                             5          1,290,649     0.18        258,130       650    81.62
TOTAL:                             4,858       $700,371,495  100.00%       $144,169       623   81.92%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

                                    BACK END DEBT TO INCOME RATIO
                                                                                     WEIGHTED  WEIGHTED
                                  NUMBER                     % OF    L   AVERAGE     AVERAGE   AVERAGE
                                  OF                         PRINCIPA   PRINCIPAL    CREDIT    ORIGINAL
CATEGORY                          LOANS   PRINCIPAL BALANCE  BALANCE     BALANCE      SCORE      LTV
--------------------------------- ------- ------------------ -------- -------------- --------- --------
1-10                                  14          1,888,256     0.27        134,875       619    77.54
11-20                                136         15,166,340     2.17        111,517       626    78.95
21 - 30                              522         58,989,750     8.42        113,007       615    80.01
31 - 40                            1,181        165,961,209    23.70        140,526       621    81.27
41 - 50                            2,290        361,598,126    51.63        157,903       628    82.55
51 - 60                              588         81,032,045    11.57        137,810       612    83.03

61 - 61                                1             92,593     0.01         92,593       652    93.00

SUBTOTAL:                          4,732        684,728,320    97.77        146,346       623    81.99
Not Available                        126         15,643,176     2.23        124,152       620    78.88
TOTAL:                             4,858       $700,371,495  100.00%       $144,169       623   81.92%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.09%.